Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS AFFIRMS GUIDANCE FOR FISCAL 2017 IN ADVANCE OF
INVESTOR & ANALYST CONFERENCE

Columbus, Ohio - September 18, 2017 - Big Lots, Inc. (NYSE: BIG) announced today in advance of the Company’s Investor & Analyst Conference being held in Columbus, Ohio on September 19, 2017, it has affirmed guidance for third quarter and full year fiscal 2017 as previously issued on August 25, 2017.

GUIDANCE AFFIRMATION

•	Affirms Q3 guidance for income of $0.01 to $0.05 per diluted share

•	Affirms Q3 guidance for comparable store sales increase in the low single digits

•	Affirms full year guidance for income in the range of $4.15 to $4.25 per diluted share

Commenting on today’s announcement, David Campisi, CEO and President stated, “In advance of our Investor & Analyst Conference tomorrow, I am pleased to share we have affirmed our Q3 sales and earnings guidance and our financial view of the full fiscal year remains unchanged. Our ownable and winnable merchandise strategies continue to resonate with Jennifer, and we have exciting plans to share about our future initiatives to improve her overall shopping experience.”

Mr. Campisi continued, “The two significant weather events of the last few weeks tested our teams as we focused on the safety of Jennifer and our associates, and I am proud of how we responded as one team with one goal. I am relieved to report our associates are safe, and our stores incurred relatively minimal damage with only two stores remaining closed due to repairs.”

2017 Investor & Analyst Conference Webcast
As previously announced, we will host an Investor & Analyst Conference on September 19, 2017 at 8:30 a.m. We invite you to view the video webcast of the conference through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the conference will be available through the Investor Relations section of our website after 4:00 p.m. on Tuesday, September 19, 2017 and remain available through midnight, Tuesday, September 26, 2017. All times are Eastern Time.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a unique, non-traditional, discount retailer operating 1,428 BIG LOTS stores in 47 states with product assortments in the merchandise categories of Furniture, Seasonal, Soft Home, Food, Consumables, Hard Home, and Electronics, Toys & Accessories. Our vision is to be recognized for providing an outstanding shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com